Exhibit 99.1

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
May 7, 2003

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                        ANNOUNCES 16.5% EARNINGS INCREASE
                          FOR THE 1Q '03 VERSUS 1Q `02

DENVER, COLORADO, May 7, 2003...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices, announced results for the quarter ended March 31, 2003. The Company reported net income of $277,000, or $.18 per share of common stock on a diluted basis for the quarter ended March 31, 2003 compared to net income of $238,000, or $.15 per share of common stock on a diluted basis for the quarter ended March 31, 2002. The Company's earnings before interest, taxes depreciation and amortization (EBITDA) for the quarter ended March 31, 2003 was $1.2 million compared to EBITDA of $1.2 million for the quarter ended March 31, 2002. For the quarter ended March 31, 2003, net revenue decreased $39,000 to $7.7 million, or 0.5% when compared to net revenue of $7.8 million for the corresponding period in 2002. Total dental group practice revenue decreased $69,000 to $10.9 million for the quarter ended March 31, 2003 compared to total group practice revenue of $11.0 million for the quarter ended March 31, 2002.

Fred Birner, Chief Executive Officer commented, "Results for the first quarter of 2003 were negatively affected by a severe snow storm in Colorado which effected office performance for most of the week of March 17, including the closing of a significant number of offices for three days. We estimate the Company lost about $300,000 in group practice revenue during that week which would have generated approximately an incremental $90,000 in net income for total net income of $367,000. Without the storm, we believe earnings per share for the quarter ended March 31, 2003 would have been approximately $.24 or a 60% increase from the same quarter in the prior year."

During the quarter ended March 31, 2003 the Company repurchased approximately 98,000 shares of Common Stock for approximately $1.2 million.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of March 31, 2003 the Company managed 54 dental offices, of which 37 were acquired and 17 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

The company previously announced it would conduct a conference call to review first quarter ended March 31, 2003 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Wednesday, May 7, 2003, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on May 7th, the rebroadcast number is 1-800-839-0860 with the pass code of 1179. This rebroadcast will be available through May 21, 2003.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Summit Financial Relations, Inc.
(720) 489-8873/fax (720) 489-8874
CONTACT: David Olson
         President

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


            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                              Quarters Ended March 31,
                                                                   -------------------------------------------
                                                                        2002                           2003
                                                                   -----------                     -----------
NET REVENUE (a)                                                    $7,767,614                      $ 7,728,758

DIRECT EXPENSES:
     Clinical salaries and benefits                                 2,972,198                        3,010,839
     Dental supplies                                                  444,261                          444,597
     Laboratory fees                                                  594,971                          599,502
     Occupancy                                                        834,270                          863,708
     Advertising and marketing                                         79,066                           97,939
     Depreciation and amortization                                    594,390                          582,027
     General and administrative                                       773,687                          751,240
                                                                    ---------                      -----------
                                                                    6,292,843                        6,349,852
                                                                    ---------                      -----------
     Contribution from dental offices                               1,474,771                        1,378,906


CORPORATE EXPENSES:

         General and administrative                                   905,932                          799,838
         Depreciation and amortization                                 79,219                           79,982
                                                                   ----------                      -----------
    Operating income                                                  489,620                          499,086
    Interest expense, net                                             106,481                           52,803
                                                                   ----------                      -----------
    Income before income taxes                                        383,139                          446,283
    Income tax expense                                                145,593                          169,586
                                                                   ----------                      -----------


    Net income                                                     $  237,546                      $   276,697
                                                                   ==========                      ===========


 Net income per share of Common Stock:
    Basic                                                          $       .16                     $       .20
                                                                   ===========                     ===========
    Diluted                                                        $       .15                     $       .18
                                                                   ===========                     ===========

 Weighted average number of shares of Common Stock and dilutive securities:
    Basic                                                            1,506,705                       1,407,292
                                                                   ===========                     ===========
    Diluted                                                          1,609,461                       1,534,001
                                                                   ===========                     ===========

a) Total dental group practice revenues less amounts retained by group practices. Dental practice revenues were $10,982,067 for the quarter ended 3/31/02 compared with $10,912,581 for the quarter ended 3/31/03.


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
Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Depreciation and Amortization Expense, Depreciation and Amortization Expense - Corporate, Interest Expense, Net and Income Tax Expense to Net Income as in the table below.



                                                      Quarters Ended March 31,
                                                  ------------------------------
                                                        2002            2003
                                                  -------------    -------------
RECONCILIATION OF EBITDA:
    Net Income                                    $     237,546    $     276,697
    Depreciation and amortization                       594,390          582,027
    Depreciation and amortization - Corporate            79,219           79,982
    Interest Expense, Net                               106,481           52,803
    Income Tax Expense                                  145,593          169,586
                                                  -------------    -------------

     EBITDA                                       $   1,163,229    $   1,161,095
                                                  =============    =============


















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